Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Brek Energy Corporation (formerly First Ecom.com, Inc.) on Form S-8 of our report dated March 20, 2002, except for note 20(f) as to which the date is April 8, 2002, appearing in the Annual Report on Form 10-K of Brek Energy Corporation for the year ended December 31, 2001.


Deloitte Touche Tohmatsu
Hong Kong
July 8, 2002